CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 11 to the Registration
Statement on Form N-1A (Nos. 333-37453/811-08413) of Evergreen Equity Trust (Evergreen Stock Selector Fund) of our report dated August 25, 1998 on the CoreFunds, Inc. Core Equity Fund.



                                                         /s/Ernst & Young LLP
                                                         Ernst & Young LLP

Philadelphia, Pennsylvania
December 22, 1998



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